UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 9, 2011

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 NOD ROAD AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 9, 2011, Magellan Health Services, Inc. (the “Company”)  entered into a Senior Secured Credit Facility Credit Agreement with Citibank, N.A., Wells Fargo Bank, N.A., Bank of America, N.A., and U.S. Bank, N.A. that provides for an $230.0 million Revolving Loan Commitment for the issuance of letters of credit for the account of the Company with a sublimit of up to $70.0 million for revolving loans (the “2011 Credit Facility”).  The 2011 Credit Facility will mature on December 9, 2014.

The 2011 Credit Facility is guaranteed by substantially all of the subsidiaries of the Company and is secured by substantially all of the assets of the Company and the subsidiary guarantors.

Interest and fees payable under the Agreement shall be determined pursuant to the terms set forth in the 2011 Credit Facility.

The 2011 Credit Facility also contains certain affirmative and negative covenants customary for facilities of this type, including, furnishing to lenders periodic financial information of the Company and reports, proxy statements and registration statements filed with the Securities and Exchange Commission; maintenance of corporate existence and ability to do business; paying and discharging, at or before maturity, material obligations and liabilities; limitations on ability to consolidate, merge, or sell, lease or otherwise transfer all or substantially all assets; limitations on the incurrence of liens; limitation on the incurrence of debt; limitations on transactions with affiliates; and a total leverage ratio test.

The 2011 Credit Facility also contains certain events of default customary for facilities of this type (with customary grace periods), including, nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations and warranties; violations of covenants; the occurrence of certain bankruptcy events; certain ERISA events; material judgments; changes of control; or the invalidity of the guaranty provided by the guarantors. Upon the occurrence of an event of default, any outstanding loans under the 2011 Credit Facility may be accelerated and/or the lenders’ commitments may be terminated; provided, however, that upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the 2011 Credit Facility will automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

In the ordinary course of their respective businesses, one or more of the lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses.  In addition, the Company and its subsidiaries may have entered into interest rate and foreign exchange derivative arrangements with one or more lenders, or their affiliates.

The foregoing does not constitute a complete summary of the terms of the 2011 Credit Facility. A copy of the 2011 Credit Facility is attached hereto as Exhibit 4.1 and is incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01  Other Matters

On December 13, 2011, the Company issued a press release with respect to its 2012 earnings guidance. Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated December 13, 2011.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)           Exhibits:

Exhibit Number	Description
4.1	Senior Secured Credit Facility Credit Agreement, dated December 9, 2011, among the Company and various lenders and Citibank, N.A as administrative agent.

99.1	Registrant’s press release dated December 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: December 13, 2011	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer